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                                                                 Exhibit 10.18

                             MEMORANDUM OF UNDERSTANDING

                                       BETWEEN

             BIO-VED PHARMACEUTICALS PVT. LTD., OF PUNE, INDIA (BIO-VED)

                                         AND

             BLUE CROSS LABORATORIES LTD., OF MUMBAI, INDIA (BLUE CROSS)


1. BIO-VED with the help of its Associates in USA have developed certain Antiseptic formulations and have perfected their manufacturing know-how, keeping qualities, use benefits and technical data. They desire to commercialise these products.

2. BLUE CROSS is an established manufacturer and marketeer of pharmaceutical products and they desire to expand their product range by marketing the said Antiseptic formulations.

3. The said Antiseptic formulation will be made properly at SIMRONE PHARMACEUTICAL INDUSTRIES LTD., PALGHAR, purchased by BIO-VED and resold to BLUE CROSS on an exclusive basis.

4. Trade Mark "Multicidal" will be used for the said Antiseptic formulation. This mark will be assigned by BLUE CROSS to SIMRONE. The package design and get-up will be provided by BLUE CROSS and copyrights thereof will also be assigned to SIMRONE. BIO-VED will ensure that both trade mark and copyrights are fully and promptly protected at their costs in case of any infringement.

5. "Multicidal" products will strictly comply with BLUE CROSS requirements in regard to pack sizes/designs, contents, labelling, colour schemes, flavour and shipper packs. They will also fully comply with FDA and other statutory requirements. No changes whatsoever will be made without BLUE CROSS' approval. Products contravening this condition will be taken back by BIO-VED and full value thereof will be refunded to BLUE CROSS.

6. All supplies of "Multicidal" products made to BLUE CROSS will be accompanied with copies of SIMRONE's test reports. In case of any doubt, BLUE CROSS will be at liberty to send samples for test to an independent FDA approved laboratory whose report will be final and binding for both BIO-VED and BLUE CROSS.

7. BIO-VED will purchase "Multicidal" sales products from SIMRONE at such prices as both parties may agree. BIO-VED will resell said "Multicidal" sales products to BLUE CROSS at such prices as BIO-VED and BLUE CROSS may mutually agree. All samples for promotion will be transferred by SIMRONE to BIO-VED and by BIO-VED to BLUE CROSS at cost inclusive of applicable central excise and sales tax. BLUE CROSS will decide its selling

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prices including Maximum Retail Price (MRP) at its sole discretion.  BLUE
CROSS will pay to BIO-VED for all the supplies, within 45 days of the receipt of the same.

8. BLUE CROSS will pay BIO-VED [*****] of Net Sales Value Realised (NSVR) by BLUE CROSS from "Multicidal" products' sales in 1996-97 as "Know-How and Research Fee". For sales in 1997-98, such fee will be [*****]. For sales in 1998-99, 1999-2000 and 2000-01, such fee will be restricted to [*****]. All payments will be made by BLUE CROSS on quarterly basis within 90 days of the close of the quarter, subject to T.D.S. as statutorily required. No such fee will be payable after 2000-01 and for any samples supplied or distributed from April, 1996. NSVR shall be computed net of all taxes, levies, free goods, discounts given and freight, as certified by BLUE CROSS' Auditors.

9. BLUE CROSS will place advance orders for "Multicidal" requirements on quarterly basis with BIO-VED, giving a month to month schedule. BIO-VED will keep minimum one month's safety stocks and is bound to deliver as per BLUE CROSS' requirements. BIO-VED will follow the despatch instructions of BLUE CROSS strictly.

10. In case BIO-VED, for any reason, fails to deliver BLUE CROSS' requirements as per required schedule, BIO-VED will compensate BLUE CROSS for loss of profit calculated at the difference between NSVR and BIO-VED's selling price vide (7) above.

11. BIO-VED will be solely and fully responsible for all losses and claims arising out of any product side-effects or product performance failures or defective product manufacturing and will compensate BLUE CROSS fully and promptly therefor.

12. This Memorandum of Understanding (MOU) will be for a period of 5 years commencing from 1st April, 1996 and terminating on 31st March, 2001 subject to termination by 6 months' notice on either side. No compensation or damages would be payable to either party on termination.

13. Neither BIO-VED nor BLUE CROSS shall be liable for any inability on their part to fulfil the commitments as envisaged in this MOU which is/are occasioned in whole or in part by force majeure, strike, lockout, fire, breakdown, war, destruction of plant, act or regulation of government, inability to secure government authorization and/or approvals or any other cause beyond their reasonable control. Such force majeure occurrence shall be immediately notified to the other party in writing.

14. Any dispute or difference which may at any time arise between the parties hereto as to the construction, meaning or effect hereof or as to any clause, matter or thing herein contained or as to the rights or liabilities of the parties aforesaid hereunder shall be referred to Arbitration under and in accordance with and subject to provisions of the Arbitration Act, 1940 or any statutory modifications or re-enactment thereof, and the award or awards in any such Arbitration shall be made as per rules of the High Court of

* Confidential provisions omitted and filed separately with the Commission.

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judicature at Mumbai and the venue of such Arbitration shall be in Mumbai.



IN WITNESS WHEREOF, the parties hereto have caused this MOU to be executed on the date indicated herebelow.





s/N.H. Israni                          s/Shrikant Umrani
N.H. ISRANI                            SHRIKANT UMRANI
MANAGING DIRECTOR                      GENERAL MANAGER
BLUE CROSS LABORATORIES LTD.           BIO-VED PHARMACEUTICALS,
                                       PVT. LTD.

Place:   Bombay                             Pune

Date:    1st April, 1996               19/04/96






                      SUPPLEMENTARY MEMORANDUM OF UNDERSTANDING

                                       BETWEEN

             BIO-VED PHARMACEUTICALS PVT. LTD., OF PUNE, INDIA (BIO-VED)

                                         AND

             BLUE CROSS LABORATORIES LTD., OF MUMBAI, INDIA (BLUE CROSS)


1.  Both BIO-VED and BLUE CROSS re-affirm their MOU dated 1st April, 1996.

2.  In view of change in manufacturer of MULTICIDAL from Simrone
Pharmaceutical Industries Ltd., Palghar, to S.P.B. (Inc.), 179/2/A, Garmal, Wadgoan Dhayari, Sinhagar Road, Pune - 41, both BIO-VED and BLUE CROSS agree to amend the said MOU as follows:

(a) In place of "Simrone Pharmaceutical Industries Ltd., Palghar", the name "S.P.B. (Inc.)" will be substituted.

(b) In place of "SIMRONE" the word "S.P.B." will be substituted.

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s/N.H. Israni                          s/Ajit Chitre
N.H. Israni                            Ajit Chitre
MANAGING DIRECTOR                      DIRECTOR (OPERATIONS)
BLUE CROSS LABORATORIES LTD.           BIO-VED PHARMACEUTICALS.
                                       PVT. LTD.

Place:   Mumbai                        Pune

Dated:   11th June, 1997               19th June 1997